UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 21, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 22, 2007, Nuance Communications, Inc. (“Nuance”) announced it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2007, by and among Nuance, Vanhalen Acquisition Corporation, a wholly owned subsidiary of Nuance (“Sub I”), Vanhalen Acquisition LLC, a wholly owned subsidiary of Nuance (“Sub II”), Viecore, Inc., (“Viecore”), U.S. Bank National Association, as escrow agent and Thoma Cressey Bravo, Inc., serving as the representative of Viecore’s stockholders, pursuant to which Sub I will merge with and into Viecore (the “First Step Merger”), with Viecore as the surviving corporation (the “Interim Surviving Corporation”), and as soon as practicable thereafter the Interim Surviving Corporation will merge with and into Sub II, the separate corporate existence of the Interim Surviving Corporation shall cease, and Sub II shall continue as the surviving entity and as a wholly-owned subsidiary of Nuance (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”). The aggregate consideration consists of (i) up to approximately 5,017,132 shares of Nuance common stock, of which approximately 584,924 shares of Nuance common stock will be placed into escrow on the closing date to secure indemnity obligations of the Viecore stockholders pursuant to the Merger Agreement, and (ii) a payment of $9,500,000 in cash, subject to reduction based on Viecore’s third party expenses and as otherwise set forth in the Merger Agreement. Nuance has agreed to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission following the closing of the Merger to register the shares of the common stock that will be issued to the Viecore stockholders. The cash paid in the Merger may increase by up to $15,375,000, and the shares issued in the Merger may decrease by up to 350,032 shares, based on the volume weighted average price of Nuance common stock on the effective date of the registration statement, as more fully set forth in the Merger Agreement.
The Merger has been approved by both companies’ boards of directors and the closing of the Merger is subject to customary closing conditions, including regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance will issue to the stockholders of Viecore approximately 5,017,132 shares of Nuance common stock on the date of the consummation of the Viecore Merger, subject to certain reductions set forth in the Merger Agreement. The foregoing shares are expected to be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof because the issuance will not involve any public offering.
Item 7.01. Regulation FD Disclosure.
On October 22, 2007, Nuance issued a press release announcing that it had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Vanhalen Acquisition Corporation, Vanhalen Acquisition LLC, Viecore, Inc., U.S. Bank National Association, as Escrow Agent, and Thoma Cressey Bravo, Inc., as Stockholder Representative, dated as of October 21, 2007.

99.1	Press Release dated October 22, 2007 by Nuance Communications, Inc. announcing signing of the Merger.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: October 25, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Vanhalen Acquisition Corporation, Vanhalen Acquisition LLC, Viecore, Inc., U.S. Bank National Association, as Escrow Agent, and Thoma Cressey Bravo, Inc., as Stockholder Representative, dated as of October 21, 2007.

99.1	Press Release dated October 22, 2007 by Nuance Communications, Inc. announcing signing of the Merger.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.